UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

OPHTHOTECH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 19th Floor

New York, New York 10119

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 845-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2015, Ophthotech Corporation (the “Company”) and Todd N. Smith, the Company’s Senior Vice President and Chief Commercial Officer, entered into a Separation Agreement and General Release (the “Separation Agreement”), pursuant to which, Mr. Smith’s employment with the Company will end on July 31, 2015.

Pursuant to the terms of the Separation Agreement, the Company agreed, in consideration for a general release and certain other obligations, to make the following payments to Mr. Smith: (a) $403,500, representing 12 months of his annual base salary; and (b) $105,313, representing a pro-rata portion of his 2015 target incentive cash compensation. The foregoing payments will be made on July 31, 2015.  In addition, for a period not to exceed 12 months, the Company has agreed to reimburse any COBRA premiums incurred by Mr. Smith for the purchase of medical and dental coverage for Mr. Smith and any qualified beneficiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: July 21, 2015	By:	/s/ David R. Guyer

David R. Guyer, M.D. Chief Executive Officer